Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-5
*CUSIP:        21988K867       Class     A-1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of          April 1, 2004.....                              $0.00
         Swap Receipt Amount.....                                 $88,888.89
         Scheduled Income received on securities.....                  $0.00
         Unscheduled Income received on securities.....                $0.00

LESS:
         Swap Distribution Amount.....                                -$0.00
         Distribution to the Holders.....                        -$88,888.89
         Distribution to Depositor.....                               -$0.00
         Distribution to Trustee.....                                 -$0.00
Balance as of         May 1, 2004.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         April 1, 2004.....                               $0.00
         Scheduled Principal received on securities.....               $0.00

LESS:
         Distribution to Holders.....                                 -$0.00
Balance as of         May 1, 2004.....                                 $0.00

                 UNDERLYING SECURITIES HELD AS OF May 1, 2004

          Principal
            Amount                              Title of Security
          ---------                             -----------------
         $25,000,000            Verizon New York Inc. 7 3/8% Debentures due
                                 April 1, 2032
                                *CUSIP:        92344XAB5

                   CREDIT SUPPORT HELD AS OF April 15, 2004

           Notional
            Amount                              Title of Security
           ---------                            -----------------
          $25,000,000           Swap Agreement Dated as of February 25, 2004
                                between the Trust and Lehman Brothers Special
                                Financing Inc.


U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.